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                                                                   Exhibit 10.34


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                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                       among

                                OAK TECHNOLOGY, INC.

                             VERMONT ACQUISITION CORP.

                                        and

                        XIONICS DOCUMENT TECHNOLOGIES, INC.


                             Dated as of July 29, 1999

                                 TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . .1

ARTICLE II THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     SECTION 2.01  The Merger. . . . . . . . . . . . . . . . . . . . . . . . .5
     SECTION 2.02  Closing . . . . . . . . . . . . . . . . . . . . . . . . . .6
     SECTION 2.03  Effective Time. . . . . . . . . . . . . . . . . . . . . . .6
     SECTION 2.04  Effect of the Merger. . . . . . . . . . . . . . . . . . . .6
     SECTION 2.05  Certificate of Incorporation; Bylaws; Directors and
                  Officers of Surviving Corporation. . . . . . . . . . . . . .6

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES . . . . . . . .7
     SECTION 3.01  Conversion of Shares. . . . . . . . . . . . . . . . . . . .7
     SECTION 3.02  Exchange of Shares Other than Dissenting Shares and
                  Treasury Shares. . . . . . . . . . . . . . . . . . . . . . .7
     SECTION 3.03  Stock Transfer Books. . . . . . . . . . . . . . . . . . . .9
     SECTION 3.04  No Fractional Share Certificates. . . . . . . . . . . . . 10
     SECTION 3.05  Options to Purchase Company Common Stock. . . . . . . . . 10
     SECTION 3.06  Certain Adjustments . . . . . . . . . . . . . . . . . . . 11
     SECTION 3.07  Dissenters' Rights. . . . . . . . . . . . . . . . . . . . 11
     SECTION 3.08  Lost, Stolen or Destroyed Certificates. . . . . . . . . . 12
     SECTION 3.09  Taking of Necessary Action; Further Action. . . . . . . . 12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY . . . . . . . . . . . . 12
     SECTION 4.01  Organization and Qualification; Subsidiaries. . . . . . . 12
     SECTION 4.02  Certificate of Incorporation and Bylaws . . . . . . . . . 13
     SECTION 4.03  Capitalization. . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 4.04  Authority Relative to This Agreement. . . . . . . . . . . 14
     SECTION 4.05  No Conflict; Required Filings and Consents. . . . . . . . 14
     SECTION 4.06  Permits; Compliance with Laws . . . . . . . . . . . . . . 15
     SECTION 4.07  SEC Filings; Financial Statements.. . . . . . . . . . . . 15
     SECTION 4.08  Absence of Certain Changes or Events. . . . . . . . . . . 16
     SECTION 4.09  Employee Benefit Plans; Labor Matters.. . . . . . . . . . 17
     SECTION 4.10  Contracts . . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 4.11  Litigation. . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 4.12  Environmental Matters . . . . . . . . . . . . . . . . . . 20
     SECTION 4.13  Intellectual Property.. . . . . . . . . . . . . . . . . . 21
     SECTION 4.14  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 4.15  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 4.16  Properties. . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 4.17  Affiliates. . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 4.18  Opinion of Financial Advisor. . . . . . . . . . . . . . . 25
     SECTION 4.19  Brokers.. . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 4.20  Certain Business Practices. . . . . . . . . . . . . . . . 26
     SECTION 4.21  Business Activity Restriction . . . . . . . . . . . . . . 26
     SECTION 4.22  Certain Tax Matters . . . . . . . . . . . . . . . . . . . 26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. . . . . . 26
     SECTION 5.01  Organization and Qualification; Subsidiaries. . . . . . . 27


                                          i
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     SECTION 5.02  Certificate of Incorporation and Bylaws . . . . . . . . . 27
     SECTION 5.03  Capitalization. . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 5.04  Authority Relative to This Agreement. . . . . . . . . . . 28
     SECTION 5.05  No Conflict; Required Filings and Consents. . . . . . . . 28
     SECTION 5.06  Permits; Compliance with Laws . . . . . . . . . . . . . . 29
     SECTION 5.07  Absence of Certain Changes or Events. . . . . . . . . . . 29
     SECTION 5.08  SEC Filings; Financial Statements.. . . . . . . . . . . . 30
     SECTION 5.09  Contracts . . . . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 5.10  Employee Benefit Plans; Labor Matters.. . . . . . . . . . 31
     SECTION 5.11  Litigation. . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 5.12  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 5.13  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 5.14  Certain Business Practices. . . . . . . . . . . . . . . . 34
     SECTION 5.15  No Prior Activities . . . . . . . . . . . . . . . . . . . 34
     SECTION 5.16  Intellectual Property.. . . . . . . . . . . . . . . . . . 34
     SECTION 5.17  Business Activity Restriction . . . . . . . . . . . . . . 35
     SECTION 5.18  Certain Tax Matters . . . . . . . . . . . . . . . . . . . 35
     SECTION 5.19  Parent Common Stock . . . . . . . . . . . . . . . . . . . 35
     SECTION 5.20  Availability of Funds . . . . . . . . . . . . . . . . . . 35

ARTICLE VI COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 6.01  Conduct of Business by Company Pending the Closing. . . . 36
     SECTION 6.02  Notices of Certain Events . . . . . . . . . . . . . . . . 38
     SECTION 6.03  Access to Information; Confidentiality. . . . . . . . . . 38
     SECTION 6.04  No Solicitation of Transactions . . . . . . . . . . . . . 39
     SECTION 6.05  Control of Operations . . . . . . . . . . . . . . . . . . 40
     SECTION 6.06  Further Action; Consents; Filings.. . . . . . . . . . . . 40
     SECTION 6.07  Additional Reports. . . . . . . . . . . . . . . . . . . . 41
     SECTION 6.08  Employee Retention. . . . . . . . . . . . . . . . . . . . 41
     SECTION 6.09  Third Party Consents. . . . . . . . . . . . . . . . . . . 41

ARTICLE VII ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 7.01  Registration Statement; Proxy Statement.. . . . . . . . . 41
     SECTION 7.02  Stockholders' Meetings. . . . . . . . . . . . . . . . . . 43
     SECTION 7.03  Directors' and Officers' Indemnification and Insurance. . 44
     SECTION 7.04  No Shelf Registration . . . . . . . . . . . . . . . . . . 44
     SECTION 7.05  Public Announcements. . . . . . . . . . . . . . . . . . . 45
     SECTION 7.06  NNM Listing . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 7.07  Blue Sky. . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 7.08  Company Stock Options/Registration Statements on
                  Form S-8 . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 7.09  Employee Benefit Matters. . . . . . . . . . . . . . . . . 45
     SECTION 7.10  Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 7.11  Board Representation. . . . . . . . . . . . . . . . . . . 46

ARTICLE VIII CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . 47
     SECTION 8.01  Conditions to the Obligations of Each Party to
                  Consummate the Merger. . . . . . . . . . . . . . . . . . . 47
     SECTION 8.02  Conditions to the Obligations of Company. . . . . . . . . 48
     SECTION 8.03  Conditions to the Obligations of Parent . . . . . . . . . 48

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . 49
     SECTION 9.01  Termination . . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 9.02  Effect of Termination . . . . . . . . . . . . . . . . . . 50
     SECTION 9.03  Amendment . . . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 9.04  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . 51


                                          ii
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     SECTION 9.05  Termination Fee; Expenses.. . . . . . . . . . . . . . . . 51

ARTICLE X GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 10.01  Non-Survival of Representations and Warranties . . . . . 52
     SECTION 10.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 10.03  Severability . . . . . . . . . . . . . . . . . . . . . . 53
     SECTION 10.04  Assignment; Binding Effect; Benefit. . . . . . . . . . . 53
     SECTION 10.05  Incorporation of Exhibits. . . . . . . . . . . . . . . . 53
     SECTION 10.06  Governing Law. . . . . . . . . . . . . . . . . . . . . . 54
     SECTION 10.07  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . 54
     SECTION 10.08  Headings; Interpretation . . . . . . . . . . . . . . . . 54
     SECTION 10.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . 54
     SECTION 10.10  Entire Agreement . . . . . . . . . . . . . . . . . . . . 54


ANNEX A     Company Stockholder Agreement


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                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of July 29, 1999 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among OAK TECHNOLOGY, INC., a Delaware corporation ("PARENT"), XIONICS DOCUMENT TECHNOLOGIES, INC., a Delaware corporation ("COMPANY"), and VERMONT ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"):

                                W I T N E S S E T H:

          WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Company with and into Merger Sub (the "MERGER") and have approved and adopted this Agreement;

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain stockholders of Company have entered into a stockholder agreement (each, a "COMPANY STOCKHOLDER AGREEMENT") in the form attached hereto as Annex A;

          WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder (the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

          SECTION 1.01 CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

          "AFFILIATE" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

          "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

          "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York.

          "COMPANY COMPETING TRANSACTION" shall mean any of the following involving Company (other than the Merger):

               (i) any merger, consolidation, share exchange, business combination or other similar transaction;

               (ii) any sale, lease, exchange, transfer or other disposition of 33% or more of the assets of Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

               (iii) any tender offer or exchange offer for 33% or more of the outstanding voting securities of Company or the filing of a registration statement under the Securities Act in connection therewith; or

               (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 33% or more of the outstanding voting securities of Company; or

               (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

          "COMPANY ESPP" shall mean the Company's 1996 Employee Stock Purchase Plan.

          "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, prospects or results of operations of Company and the Company Subsidiaries, taken as a whole, PROVIDED, HOWEVER, that Company Material Adverse Effect shall not be deemed to include the impact of (a) changes in generally accepted accounting principles, (b) acts or omissions of Company taken with the prior written consent of Parent, (c) changes in general economic conditions in the United States, (d) the effects of the Merger and compliance by Company with the provisions of this Agreement on the business, financial condition or results of operations of Company, (e) any change in the market price or trading volume of Company Common Stock, and (f) any changes or effects as a result of the announcement of the Merger.

          "COMPANY STOCK PLANS" shall mean the Company 1993 Stock Option Plan, the Company 1995 Stock Option Plan, the Company 1996 Stock Option Plan and the Company 1996 Directors Stock Option Plan.

          "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of June 9, 1999, between Parent and Company.

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "$" shall mean United States Dollars.

          "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

          "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

          "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

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          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

          "FINAL AVERAGE CLOSING PRICE" shall mean the average closing price of Parent Common Stock on the ten trading days immediately prior to the date of the Effective Time.

          "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

          "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

          "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

          "IRS" shall mean the United States Internal Revenue Service.

          "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

          "NNM" shall mean the Nasdaq National Market.

          "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

          "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, prospects or results of operations of Parent and the Parent Subsidiaries, taken as a whole, provided, however, that Parent Material Adverse Effect shall not be deemed to include the impact of (a) change in generally accepted accounting principles, (b) acts or omissions of Parent taken with the prior written consent of Company, (c) changes in general economic conditions in the United States, (d) the effects of the Merger and compliance by Parent with the provisions of this Agreement on the business, financial condition or results of operations of Parent, (e) any change in the market price or trading volume of Parent Common Stock, and (f) any changes or effects as a result of the announcement of the Merger.

          "PARENT STOCK PLANS" shall mean Parent's 1988 Employee Stock Option Plan, 1994 Employee Stock Option Plan, 1999 Employee Stock Purchase Plan and 1999 Executive Stock Option Plan.

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          "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business.

          "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "SUBSIDIARY" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority ("TAXING AUTHORITY"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person.

          "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                     ARTICLE II

                                     THE MERGER

          SECTION 2.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 2.03), Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "SURVIVING CORPORATION").

          SECTION 2.02 CLOSING. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

          SECTION 2.03 EFFECTIVE TIME. At the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

          SECTION 2.04 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Merger Sub as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Merger Sub as the Surviving Corporation.

          SECTION 2.05 CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

              (a) the Certificate of Incorporation and the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is XIONICS DOCUMENT TECHNOLOGIES, INC.";

               (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

               (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                    ARTICLE III

                 CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          SECTION 3.01 CONVERSION OF SHARES. At the Effective time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

               (a) Each share of Common Stock, $.01 par value per share, of Company ("COMPANY COMMON STOCK") issued and outstanding immediately before the Effective Time (excluding (i) shares of Company Common Stock, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall have perfected dissenters' rights in accordance with the DGCL ("DISSENTING SHARES"), (ii) those held in the treasury of Company, and (iii) those owned by any wholly owned subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for $ 2.94 in cash and .8031 shares of common stock, $.01 par value, of Parent ("PARENT COMMON STOCK") (such per share amount of consideration, the "EXCHANGE RATIO").

               (b) Each share of Company Common Stock held in the treasury of Company or owned by any wholly owned subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

               (c) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate representing 100 shares of Surviving Corporation common stock in exchange for the certificate that formerly represented shares of Merger Sub common stock, which shall be surrendered by Parent and cancelled.

          SECTION 3.02 EXCHANGE OF SHARES OTHER THAN DISSENTING SHARES AND TREASURY SHARES.

               (a) EXCHANGE AGENT. At or prior to the Effective Time, Parent shall enter into an agreement with a bank or trust company reasonably acceptable to Company to act as exchange agent for the Merger (the "EXCHANGE AGENT") as may be designated by Parent.

               (b) PARENT TO PROVIDE COMMON STOCK AND CASH. Parent shall make available to the Exchange Agent for the benefit of the holders of Company Common Stock: (i) promptly after the Effective Time, Certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time; and
(ii) no later than the Closing, sufficient funds to permit payment of the cash portion of the consideration to be paid pursuant to Section 3.01(a) plus cash in lieu of fractional shares pursuant to Section 3.04. All funds deposited with the Exchange Agent shall be invested as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $100 million (based on the most recent financial statements of such bank which are then publicly available).

               (c) EXCHANGE PROCEDURES. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive cash and shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time (and in any event no later than three business days after the later to occur of the Effective Time and receipt by Parent of a complete list from Company of the names and addresses of its holders of record): (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify, and which shall be reasonably satisfactory to Company); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for cash and Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor $2.94 per share in cash, a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to
Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into wich such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash equal to $2.94 per share plus cash in lieu of the issuance of any fractional shares in accordance with Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

               (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

               (e) TRANSFER OF OWNERSHIP. If any Parent Certificate is to be issued in a name, or cash paid to a person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f) TERMINATION OF EXCHANGE AGENT FUNDING. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for cash, shares of Parent Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

               (g) NO LIABILITY. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          SECTION 3.03 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment equal to $2.94 per share plus cash in lieu of fractional shares, if any, in accordance with Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

          SECTION 3.04 NO FRACTIONAL SHARE CERTIFICATES. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the Final Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02 hereof.

          SECTION 3.05  OPTIONS TO PURCHASE COMPANY COMMON STOCK.

               (a) At the Effective Time, the Company Stock Plans and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plans or otherwise listed on Schedule 3.05 of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS"), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in such number and amount and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option to Company shall be deemed to refer to Parent):

               (i) the number of shares of Parent Common Stock to be subject to the new option or warrant, as the case may be, shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Option immediately prior to the Effective Time and
     (y) 1.5748 (the "SHARE EQUIVALENT EXCHANGE RATIO").

               (ii) the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option immediately prior to the Effective Time divided by (y) the Share Equivalent Exchange Ratio; and

               (iii) in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

          The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

               (b) Notwithstanding the arrangements set forth in Section 3.05(a), Company shall consider, in conjunction with Parent, providing, if practicable, the following opportunity. If requested by the holder of a Company Stock Option which is to be assumed by Parent pursuant to Section 3.05(a) and which at the Effective Time is exercisable to any extent (the Company Common Stock as to which such Option is then exercisable, the "VESTED SHARES"), Parent would, if Company directed in its discretion, pay the holder of such Company Stock Option an amount of cash equal to the cash which the holder would have received on an exchange of the Vested Shares pursuant to Section 3.01 of this Agreement in consideration of a reduction in the number of shares covered by the holder's Company Stock Option as assumed by Parent to the number of shares of Parent Common Stock the holder would have received on an exchange of the Vested Shares pursuant to Section 3.01 of this Agreement without any change in the aggregate exercise price from that under the Company Stock Option prior to assumption. Appropriate adjustments will be made in the cash to be paid and the aggregate exercise price so that the exercise price per share of Parent Common Stock under the Company Stock Option as assumed by Parent and as adjusted pursuant to this Section does not exceed the fair market value of a share of Parent Common Stock as of the Effective Time. Any payment pursuant to this Section shall be net of applicable tax withholdings. Company shall not make any such payment and adjustment, and instead Section 3.05(a) shall apply exclusively, if the payment would result in the failure to satisfy the condition to Closing set forth in Section 8.01(g).

          SECTION 3.06 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, (a) the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or (b) the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Schedule 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock except as otherwise permitted pursuant to this Agreement or a correction to such Sections), then, in either case, the Exchange Ratio established pursuant to the provisions of Section 3.01 and the Share Equivalent Exchange Ratio established pursuant to the provisions of 3.05(a) shall be adjusted accordingly (by the proportionate adjustment of each of the number of shares of Parent Common Stock and cash payable or issuable per share of Company Common Stock) to provide Parent and the stockholders and option holders of Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

          SECTION 3.07 DISSENTERS' RIGHTS. Any Dissenting Shares shall not be converted into, or be exchangeable for, the right to receive cash and Parent Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right of appraisal and payment, as the case may be. Company shall give Parent prompt notice of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Neither Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payments with respect to, or settle or offer to settle, any such demand for appraisal rights. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Company Capital Stock, the amount of cash and the number of shares of Parent Common Stock to which such shareholder would otherwise be entitled pursuant to this Article III.

          SECTION 3.08 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such cash and shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

          SECTION 3.09 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                     ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF COMPANY

          Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

          SECTION 4.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Each of Company and each directly and indirectly owned Subsidiary of Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (b) Schedule 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "SIGNIFICANT SUBSIDIARY" as defined in Regulation S-X under the Exchange Act. Except as set forth in Schedule 4.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity.

          SECTION 4.02 CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of Company's certificate of incorporation and bylaws previously presented to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

          SECTION 4.03 CAPITALIZATION. The authorized capital stock of Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("COMPANY PREFERRED STOCK") of which 35,000 shares of Company Preferred Stock are designated as Series A Junior Participating Preferred Stock pursuant to the Rights Agreement (as defined in
Section 4.04 below). As of the date hereof, (i) 11,578,076 shares of Company Common Stock are issued and outstanding, all of which outstanding shares are validly issued, fully paid and nonassessable, (ii) 1,244,944 shares of Company Common Stock are held in the treasury of Company, (iii) no shares of Company Common Stock are held by Company Subsidiaries, (iv) 643,378 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Plans,
(v) no shares of Company Preferred Stock are outstanding, and (vi) 200,000 shares of Company Common Stock are reserved for issuance pursuant to The Company ESPP, of which 174,545 shares have been issued. The name of each holder of a Company Stock Option, the grant date of each Company Stock Option, the number of shares of Company Common Stock for which each Company Stock Option is exercisable, the vesting or exercise schedule and the exercise price of each Company Stock Option are set forth in Schedule 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to Company Stock Plans and stock option agreements entered into in connection therewith, and the Company ESPP and as otherwise set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or another Company Subsidiary is free and clear of all Encumbrances. There are no material outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other entity or person.

          SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.01), and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The Company has taken all action necessary to cause the Parent and Merger Sub not to be deemed an "Acquiring Person" under the Rights Agreement, dated as of April 15, 1998, between the Company and BankBoston, NA as Rights Agent (the "RIGHTS AGREEMENT"), and to ensure that none of the execution of this Agreement, nor the consummation of the transactions contemplated herein, shall result in any rights under the Rights Agreement being exercisable.

          SECTION 4.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate in any material respect any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) except as otherwise set forth on
Schedule 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

               (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by the DGCL.

          SECTION 4.06 PERMITS; COMPLIANCE WITH LAWS. Company and the Company Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened. Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except, in each case, for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule
4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Except as set forth in Section 4.06 of the Company Disclosure Schedule, since June 30, 1996, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

          SECTION 4.07  SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since June 30, 1996 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the ("COMPANY REPORTS") and (B) since June 30, 1996, in all material respects, with any other Governmental Entities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

               (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

               (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as of June 30, 1998 as reported in the Company Reports, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1998.

          SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth on Schedule 4.08 of the Company Disclosure Schedule, since June 30, 1998, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets,
(y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

          SECTION 4.09  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

               (a) The Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance, medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not ("BENEFIT PLANS"), maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500-R, the most recent Form 5500-C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan, or any pending request for such a determination letter. Neither Company nor any Company Subsidiary nor, to the knowledge of the Company, any other person or entity, has any express or implied commitment, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                    (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company Subsidiary could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

               (c) Company, on behalf of itself and all of the Company Subsidiaries, hereby represents that: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a), 401(k), 401(m) or 4975(e)(6) of the Code has received or is currently awaiting receipt of a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Company's knowledge no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Company's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or any Company Subsidiaries; and (iii) except as set forth in Section 4.09(c) of the Company Disclosure Schedule, each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

               (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company, any Company Subsidiary nor any other trade or business (whether or not incorporated) that is under "common control" with Company or a Company Subsidiary (within the meaning of Section 4001(b) of ERISA) or with respect to which Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA (a "COMPANY ERISA AFFILIATE") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company Subsidiary of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company Subsidiary is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

               (e) With respect to each Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

               (f) Company has scheduled on Schedule 4.09(f) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of (i) all current employment agreements with officers and employees and all current consulting agreements of Company and each Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants, and
(iii) all plans, programs, agreements and other arrangements of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. Except as set forth in Schedule 4.09(f) of the Company Disclosure Schedule, no payment or benefit which may be required to be made by Company or any Company Subsidiary which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute an excess parachute payment under
Section 280G(b) of the Code, and the consummation of the transactions contemplated by this Agreement will not, individually or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

               (g) Neither Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company or any Company Subsidiary pending or, to the knowledge of Company, threatened which may interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

               (h) Except as required by Law or as set forth in Section 4.09(h) of the Company Disclosure Schedule, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. Company and the Company ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended and the regulations (including the proposed regulations) thereunder.

               (i) The Company has the power and authority under the terms of the Company Stock Plans to effect the assumption of Company Stock Options in the manner provided in Section 3.05 without the consent of the holder of any such option. The Company has the power and authority under the terms of the Company ESPP to terminate that plan prior to the Effective Time (as provided in Section 7.08) without the consent of any employee.

          SECTION 4.10 CONTRACTS. Schedule 4.10 of the Company Disclosure Schedule sets forth a list of each contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Company and Company Subsidiaries taken as a whole (each, a "COMPANY MATERIAL CONTRACT"). Except as set forth in Schedule 4.10 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is in material violation of or default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or default under) any Company Material Contract. Each Company Material Contract is in full force and effect and is a legal, valid and binding obligation of Company or a Company Subsidiary and, to the knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          SECTION 4.11 LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair Company's ability to consummate the transactions contemplated herein. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair Company's ability to consummate the transactions contemplated herein.

          SECTION 4.12 ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of any Environmental Law.

          SECTION 4.13  INTELLECTUAL PROPERTY.

               (a) All trademarks, trade names, service marks, trade dress (whether or not registered), and all goodwill associated with any of the foregoing, patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures and any and all divisions, continuations, continuations-in-part, re-issues, re-examinations and extensions thereof), Internet domain names, copyrights (whether or not registered), mask works and any renewal rights therefor, inventions (whether or not patented) technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, databases, data, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) in the Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY."

               (b) The Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications, all of the foregoing existing anywhere in the world, owned by Company. Prior to Closing, the Company shall provide a schedule to Parent detailing all due dates for further filings, maintenance, payments or other actions relating to the foregoing falling due within twelve (12) months of the Closing. All of Company's patents, registrations, trademark registrations and copyright registrations are enforceable and subsisting in all material respects, and remain in good standing with all fees and filings that are due as of the Closing having been made as of the Closing.

               (c) The Company Intellectual Property consists solely of items and rights which are: (i) owned by Company; or (ii) in the public domain; or
(iii) jointly owned between Company and a customer or vendor pursuant to the terms of an agreement between Company and such customer or vendor; or
(iv) rightfully used by Company pursuant to a valid and enforceable license (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties, date and subject matter of each such material license agreement and each material agreement in which Company is the licensee or owner of the subject rights in the agreement being set forth on Schedule 4.13(c) of the Company Disclosure Schedule. Except as described in Section 4.13(c) of Company Disclosure Schedule, Company has all rights in Company Intellectual Property and Company Licensed Intellectual Property necessary to carry out Company's current activities and Company's future activities to the extent such future activities are already planned, including without limitation, to the extent required to carry out such activities, rights to make, have made, use, import, export, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, sublicense, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

               (d) The reproduction, manufacturing, distribution, licensing, sublicensing or sale of any Company Intellectual Property, product, service, work, technology or process as now used or offered or proposed for use, licensing or sale by Company and which are material to Company's business does not infringe on any patent, copyright, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress, mask work or other proprietary right of any person and does not constitute a misappropriation of any trade secret. Except as set forth in Section 4.13(d) of the Company Disclosure Schedule, no claims (i) challenging the validity, effectiveness or ownership by Company of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing or sale of the Company Intellectual Property, product, service, work, technology or process as now used or offered by Company, its agents or the intended use by its customers infringes or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the knowledge of Company, are threatened by any person or have been made or threatened by any person against the Company or the Company's distributors, nor are there, to Company's knowledge, any valid grounds for any bona fide claim of any such kind in all cases, except for those claims that would not have a Company Material Adverse Effect. Except as set forth in Section 4.13(d) of the Company Disclosure Schedule, to the knowledge of Company, there is no unauthorized use, infringement or misappropriation from the Company of any of the Company Intellectual Property or the Company Licensed Intellectual Property by any third party, employee or former employee.

               (e) Except as set forth in Section 4.13(e) of the Company Disclosure Schedule, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property, other than the Company Licensed Intellectual Property, on behalf of Company, have executed nondisclosure agreements containing substantially the same confidentiality provisions as set forth in the form set forth on the Company Disclosure Schedule and either (i) have been a party to an enforceable "work-for-hire" arrangement or agreements with Company in accordance with applicable national and state law that has accorded Company full, effective, exclusive and original ownership of, or other rights in all tangible and intangible property thereby arising sufficient for the conduct of the Company's business as currently conducted, or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of, or other rights in all tangible and intangible property thereby arising.

               (f) Except as set forth in Section 4.13(f) of the Company Disclosure Schedule, Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any material license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any material Company Intellectual Property, except in all cases for violations, diminutions, terminations or forfeitures that would not reasonably be expected to have a Company Material Adverse Effect.

               (g) Schedule 4.13(g) of the Company Disclosure Schedule contains a true and complete list of all of Company's material internally-developed software programs (the "COMPANY SOFTWARE PROGRAMS").
Except as set forth in the Company Disclosure Schedule, Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs and all material Company Intellectual Property free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements or encumbrances.

               (h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by Company only to employees on a need to know basis in connection with the performance of their duties to Company, and
(iii) to the Company's knowledge, have not been disclosed to any third party except pursuant to an agreement between Company and such third party.

               (i) As of the Closing, all Date Data and Date-Sensitive Systems developed by the Company are Year 2000 Compliant. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Company or its Subsidiaries for their internal use, which the Company or any of its Subsidiaries sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which the Company or any of its Subsidiaries provides the benefit, to its customers, vendors, suppliers, affiliates or any other third party. "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware. The Company has obtained, or is in the process of using reasonable efforts to obtain, written representations or assurances from each entity that (x) provides Date Data to it, (y) processes in any way Date Data for it or otherwise provides any material product or service to it that is dependent on Year 2000 Compliant Date Data or Year 2000 Compliant Date-Sensitive System, that all of such entity's Date Data and Date-Sensitive Systems that are used for, or on behalf of it are Year 2000 Compliant.

               (j) Except as set forth in the Company Disclosure Schedule, Company does not owe any outstanding or past due royalties or other payments to third parties in respect of Company Licensed Intellectual Property. All royalties or other payments set forth in the Company Disclosure Schedule that have accrued prior to the Closing have been paid.

               (k) To the Company's knowledge, the Company Software Programs contain no "viruses". For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware.

          SECTION 4.14 TAXES. Except in those instances that would not result in a Company Material Adverse Effect:

               (a) Company and each of Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed in all material respects and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its June 30, 1998 balance sheet contained in the Company Reports (the "1998 BALANCE SHEET") for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, and Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after June 30, 1998;

               (b) there is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Company or any Company Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of
Section 162(m), Section 280G or Section 404 of the Code;

               (c) without giving effect to the transactions contemplated by this Agreement, there has been no change in ownership of Company or any Company Subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the 1998 Balance Sheet are properly computed and reflected;

               (d) Company and the Company Subsidiaries are not and will not be required to include any material adjustment in taxable income for Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger;

               (e) neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary;

               (f) neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement;

               (g) neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return;

               (h) neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation; and

               (i) Company and each Company Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

          SECTION 4.15 INSURANCE. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

          SECTION 4.16 PROPERTIES. Company and the Company Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K for the period ended June 30, 1998 as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Except where the failure to so maintain would not have a Company Material Adverse Effect, substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

          SECTION 4.17 AFFILIATES. Schedule 4.17 of the Company Disclosure Schedule sets forth the names and addresses of each person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of Company.

          SECTION 4.18 OPINION OF FINANCIAL ADVISOR. Adams, Harkness & Hill, Inc. ("COMPANY FINANCIAL ADVISOR") has delivered to the board of directors of Company its opinion to the effect that the Exchange Ratio to be received by the holders of shares of Company Common Stock is fair to such holders from a financial point of view.

          SECTION 4.19  BROKERS.

               (a) No broker, finder or investment banker (other than Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company. Company has heretofore made available to Parent true, complete and correct copies of all agreements between Company and Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

               (b) Other than as attached hereto as Schedule 4.19(b) of the Company Disclosure Schedule, there are no other agreements between Company and the Company Financial Advisor.

          SECTION 4.20 CERTAIN BUSINESS PRACTICES. Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          SECTION 4.21  BUSINESS ACTIVITY RESTRICTION.  Except as set forth in
Schedule 4.21 of the Company Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any Company Subsidiary is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Except as set forth in Schedule 4.21 of the Company Disclosure Schedule, Company has not entered into any material agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products intended for distribution to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

          SECTION 4.22 CERTAIN TAX MATTERS. Neither Company nor, to the best knowledge of Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent this Merger from constituting a "reorganization" under
Section 368 of the Code.

                                     ARTICLE V

                           REPRESENTATIONS AND WARRANTIES
                              OF PARENT AND MERGER SUB

          Each of Parent and Merger Sub hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

          SECTION 5.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Parent and each directly and indirectly owned subsidiary of Parent, including Merger Sub, (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent and each Parent Subsidiary, including Merger Sub, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (b) Schedule 5.01(b) of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole.

          SECTION 5.02 CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of each of Parent's and Merger Sub's certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.

          SECTION 5.03 CAPITALIZATION. The authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, $0.01 par value per share ("PARENT PREFERRED STOCK"), of which 400,000 shares of Parent Preferred Stock are designated as Series A Junior Participating Preferred Stock pursuant to a rights plan. As of the date hereof
(i) 42,924,121 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 2,001,480 shares of Parent Common Stock are held in the treasury of Parent, (iii) no shares of Parent Common Stock are held by the Parent Subsidiaries, (iv) 14,220,140 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding options and warrants to purchase Parent Common Stock ("PARENT STOCK OPTIONS"),
(v) no shares of Parent preferred stock are issued and outstanding and (vi) 850,190 shares of Parent Common Stock are reserved for issuance pursuant to the Parent ESPP, of which no shares have been issued. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans and the Parent ESPP, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in,

Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

          SECTION 5.04 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than the approval of this Agreement and the issuance of shares of Parent Common Stock hereunder (the "SHARE ISSUANCE") by the holders of a majority of the outstanding shares of Parent Common Stock present at the Parent Stockholders' Meeting (as defined in
Section 7.01(a)) and the consent of Parent as sole shareholder of Merger Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and by principles or equity regarding the availability of remedies.

          SECTION 5.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in
Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate in any material respect any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or
(iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

               (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the DGCL.

          SECTION 5.06 PERMITS; COMPLIANCE WITH LAWS. Parent and the Parent Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted (collectively, the

"PARENT PERMITS"), and, as of the date of this Agreement, none of the Parent Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Parent, threatened. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of,
(i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or
(ii) any Parent Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Schedule 5.06 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to result in the suspension or cancellation of any material Parent Permit. Since June 30, 1996, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

          SECTION 5.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth on Schedule 5.07 of the Parent Disclosure Schedule, since June 30, 1998, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the Merger by Parent, (iii) any material change by Parent in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities, (v) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Parent's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Parent Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent or any Parent Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

          SECTION 5.08  SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since June 30, 1996 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) since June 30, 1996, in all material respects, with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

               (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

               (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of June 30, 1998 as reported in the Parent Reports, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1998.

          SECTION 5.09 CONTRACTS. Except as set forth in Schedule 5.09 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is in material violation of or default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or default under) any contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Parent and Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Each Parent Material Contract is in full force and effect and is a legal, valid and binding obligation of Parent or a Parent Subsidiary and, to the knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          SECTION 5.10  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

               (a) The Parent Disclosure Schedule lists each employee benefit fund, plan, program, and arrangement (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program or arrangement providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits) maintained, sponsored or contributed to or required to be contributed to by Parent or any Parent Subsidiary (the "PARENT BENEFIT PLANS"). With respect to each Parent Benefit Plan, Parent has delivered or made available to Company a true, complete and correct copy of a summary of such Parent Benefit Plan.

               (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Parent Benefit Plans, ERISA, the Code or any other applicable Law.

               (c) Parent, on behalf of itself and all of the Parent Subsidiaries, hereby represents that: (i) each Parent Benefit Plan which is intended to be qualified under Section 401(a), 401(k), 401(m) or 4975(e)(6) of the Code has received or is currently awaiting receipt of a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Parent Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Parent's knowledge no fact or event has occurred that could adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust; and (ii) to Parent's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or

Section 4975 of the Code and other than a transaction that is under a statutory or administrative exemption) with respect to any Parent Benefit Plan that could result in material liability to the Parent or any Parent Subsidiaries. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Parent is threatened, against or with respect to any such Parent Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

               (d) No Parent Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Parent, Parent Subsidiary nor any other trade or business (whether or not incorporated) that is under "common control" with Parent or a Parent Subsidiary (within the meaning of Section 4001(b) of ERISA) or with respect to which Parent or any Parent Subsidiary could otherwise incur liability under Title IV of ERISA (a "PARENT ERISA AFFILIATE") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent Subsidiary of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Parent or any Parent Subsidiary is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

               (e) With respect to each Parent Benefit Plan required to be set forth in the Parent Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Parent Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

               (f) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

               (g) Except as required by Law or as set forth in Schedule 5.10(g) of the Parent Disclosure Schedule, no Parent Benefit Plan provides any of the following retiree benefits to any person: medical, disability or life insurance benefits. To Parent's knowledge, Parent and the Parent ERISA Affiliates are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

          SECTION 5.11 LITIGATION. Except as set forth in the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially impair Parent's ability to consummate the transactions contemplated herein, and, to the knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially impair Parent's ability to consummate the transactions contemplated herein.

          SECTION 5.12 TAXES. Except in those instances that would not result in a Parent Material Adverse Effect:

          (a) Parent and each of Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any Parent Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due;

          (b) Parent has provided adequate accruals in accordance with generally accepted accounting principles in its June 30, 1998 balance sheet contained in the Parent Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns; and

          (c) Parent and the Parent Subsidiaries have no material liability for unpaid Taxes accruing after June 30, 1998.

          SECTION 5.13 BROKERS. No broker, finder or investment banker (other than I C Advisors (the "PARENT FINANCIAL ADVISOR")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to Company true, complete and correct copies of all agreements between Parent and Parent Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

          SECTION 5.14 CERTAIN BUSINESS PRACTICES. Neither Parent nor any Parent Subsidiary nor any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          SECTION 5.15 NO PRIOR ACTIVITIES. Except for liabilities incurred in connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has not incurred any liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. Merger Sub is a wholly owned subsidiary of Parent.

          SECTION 5.16  INTELLECTUAL PROPERTY.

               (a) All trademarks, trade names, service marks, trade dress, and all goodwill associated with any of the foregoing, patents, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Parent's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Parent or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Parent are hereinafter referred to as the "PARENT INTELLECTUAL PROPERTY."

               (b) Parent has all rights in Parent Intellectual Property necessary to carry out Parent's current activities. Except as set forth in
Schedule 5.16(b), no claims have been asserted or threatened against Parent that challenge the validity or ownership of any Parent Intellectual Property or allege that the use, reproduction, manufacturing, distribution, licensing, sublicensing or sale of Parent Intellectual Property infringes on any intellectual property or proprietary right of any person or constitutes a misappropriation of any trade secret. All of Parent's patents, patent applications, registered trademarks and trademark applications and registered copyrights are in good standing with all fees and filings due as of the Closing duly made. Parent owns full and unencumbered rights and good, valid and marketable title to all of Parent's internally developed software.

               (c) The software programs developed by Parent (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, being able to provide specific dates and calculate spans of dates within and between twentieth century and twenty-first century, prior to, including and following January 1, 2000; (ii) operate and will operate in accordance with their specifications and correctly process day and date calculations for dates prior and up to December 31, 1999, and on and after January 1, 2000, prior to, during and after the calendar year 2000; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

               (d) The integrated circuits developed by Parent (i) operate and will operate in accordance with their specifications and correctly process day and date calculations for dates prior and up to December 31, 1999, and on and after January 1, 2000, prior to, during and after the calendar year 2000; and (ii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

          SECTION 5.17  BUSINESS ACTIVITY RESTRICTION.  Except as set forth in
Schedule 5.17 of the Parent Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Parent or any Parent Subsidiary is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Parent. Parent has not entered into any material agreement under which Parent is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

          SECTION 5.18 CERTAIN TAX MATTERS. Neither Parent nor, to the best knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under
Section 368 of the Code.

          SECTION 5.19 PARENT COMMON STOCK. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's certificate of incorporation or bylaws or any agreement which Parent is a party or by which Parent is bound, and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable blue sky laws.

          SECTION 5.20 AVAILABILITY OF FUNDS. Parent will have available to it, at the Effective Time, sources of capital and financing or cash on hand sufficient to pay the cash portion of the consideration to be paid pursuant to
Section 3.01(a) and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

                                     ARTICLE VI

                                     COVENANTS

          SECTION 6.01 CONDUCT OF BUSINESS BY COMPANY PENDING THE CLOSING. Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, or except as set forth in
Section 6.01 of the Company Disclosure Schedule or as otherwise provided for in this Agreement (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, except as set forth in Schedule 6.01 of the Company Disclosure Schedule or as otherwise provided for in this Agreement, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

               (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

               (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or the grant after the date hereof of Company Stock Options, whether or not granted pursuant to any Company Stock Plans, in the ordinary course of business consistent with past practice (provided, that such additional amount of Company Common Stock subject to such Company Stock Options shall not exceed 300,000 shares in the aggregate), and the issuance of shares of Company Common Stock pursuant to such options, or except pursuant to the Rights Agreement or
(ii) any material property or assets of Company or any Company Subsidiary except
(A) transactions pursuant to existing contracts, (B) transactions in the ordinary course of business consistent with past practice and (C) shares of Company Common Stock issued pursuant to the Company ESPP in the ordinary course of business consistent with past practice;

               (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a Company Subsidiary) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or other material License Agreement (it being understood that no consent of Parent shall be required for Company to enter into any enhancement of such agreements or additional agreements in the ordinary course of business); (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of $300,000 for Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

               (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

               (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

               (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary;

               (h) except as set forth in Section 6.08, increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees, except for increases in compensation paid and bonuses payable to persons who are not directors of Company in the ordinary course of business consistent with past practice;

               (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected on the 1998 Balance Sheet or (C) as otherwise set forth on Schedule 6.01 of the Company Disclosure Schedule;

               (j) except as required by any Governmental Entity, make any material change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

               (k) make any material Tax election or settle or compromise any material Tax liability; or

               (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

          SECTION 6.02 NOTICES OF CERTAIN EVENTS. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company or the Company Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Parent Material Contract or Company Material Contract, respectively; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.


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

          SECTION 6.03  ACCESS TO INFORMATION; CONFIDENTIALITY.

               (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and shall cause the Parent Subsidiaries and Company Subsidiaries, respectively, to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

               (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03.

          SECTION 6.04 NO SOLICITATION OF TRANSACTIONS. Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.04 shall prohibit the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04 or (ii) prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger from providing information (subject to a confidentiality agreement at least as restrictive, in all material respects, as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Company Competing Transaction that (A) Company's board of directors shall have determined in good faith, after considering applicable state law, based upon the advice of independent outside counsel of nationally recognized reputation, that such action is required in order for the board of directors of Company to comply with its fiduciary duties to Company's stockholders under applicable law, (B) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined in the proper exercise of its fiduciary duties to Company's stockholders that the acquiring party is reasonably capable of consummating such Company Competing Transaction on the terms proposed, and (C) Company's board of directors shall have determined in its good faith judgment (based upon the advice of Company's independent financial advisors of nationally recognized reputation) that such Company Competing Transaction provides greater value, in the aggregate, to the stockholders of Company than the Merger (any such Company Competing Transaction being referred to herein as a "COMPANY SUPERIOR PROPOSAL"). Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Company Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Company Competing Transaction. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

          SECTION 6.05 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

          SECTION 6.06  FURTHER ACTION; CONSENTS; FILINGS.

               (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

               (b) Each of Company and Parent will give (or will cause their respective subsidiaries to give) any notices to third persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

               (c) From the date of this agreement until the Effective Time, each of Company and Parent covenants and agrees that it will not (i) knowingly take any action that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code; and (ii) take any action which would make any of the representations or warranties made by it contained in this Agreement untrue and incorrect or prevent it from performing or cause it not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

          SECTION 6.07 ADDITIONAL REPORTS. Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections
4.07 and 5.06, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Company and its consolidated subsidiaries or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

          SECTION 6.08  EMPLOYEE RETENTION.

               (a) As promptly as practicable after the date hereof, Company shall offer to up to 15 employees of Company designated by Parent retention bonuses in an aggregate amount of not more than $300,000 payable to such employees if they remain employed by Company at the Effective Time.

               (b) Company shall use its best efforts to cause the employees of Company set forth on Schedule 6.08(b) to agree upon arrangements satisfactory to Parent and such employees for such employees to remain employed or engaged by the Surviving Corporation during a post-closing transition period to assist Parent in integrating the Surviving Corporation with the Parent.

          SECTION 6.09 THIRD PARTY CONSENTS. Company shall use its commercially reasonable efforts to obtain the consent or approval or confirmation or other reasonable comfort of those persons listed on Schedule
6.09 with respect to the continuing relationship of Company and such parties under existing contracts and arrangements following the Effective Time.

                                    ARTICLE VII

                               ADDITIONAL AGREEMENTS

          SECTION 7.01  REGISTRATION STATEMENT; PROXY STATEMENT.

               (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's stockholders pursuant to the Merger and (ii) the joint proxy statement with respect to the Merger relating to the special meeting of Company's stockholders to be held to consider approval of this Agreement and the Merger (the "COMPANY STOCKHOLDERS' MEETING") and of Parent's stockholders (the "PARENT STOCKHOLDERS' MEETING") to be held to consider approval of the Share Issuance (together with any amendments thereto, the "JOINT PROXY STATEMENT"). Copies of the Joint Proxy Statement shall be provided to the NNM in accordance with its rules. With the cooperation of Company, Parent shall use its best efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, Parent shall, with the cooperation of the Company, take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Joint Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of Company and of Parent. Each of Parent and Company shall cause the Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NNM.

               (b) The Joint Proxy Statement shall include (i) the approval of the Merger and the recommendation of the board of directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, and (ii) the opinion of Company Financial Advisor referred to in
Section 4.19 or any updated version thereof. The Joint Proxy Statement shall include the approval of the Share Issuance and the recommendation of the board of directors of Parent or Parent's stockholders that they vote in favor of the Share Issuance.

               (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent and Company, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholder's Meeting, and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

               (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent and Company, at the time of Company Stockholders' meeting, at the time of the Parent Stockholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

          SECTION 7.02 STOCKHOLDERS' MEETINGS. Company shall call and hold the Company Stockholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement, and Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting and the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and, to the extent practicable, such stockholders' meetings shall be held on the same day. Except as otherwise contemplated by this Agreement, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable other stock exchange requirements to obtain such approval. Except as otherwise contemplated by this Agreement, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the consent of stockholders required by NNM or the DGCL to obtain such approval.

          SECTION 7.03  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

               (a) The provisions with respect to indemnification that are set forth in the certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

               (b) From and after the Effective Time, Parent shall indemnify and hold harmless each present and former director and officer of Company (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Company would have been permitted under Delaware law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties.

               (c) For a period of six years after the Effective Time, Parent shall maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, and provided further, that if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

               (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.03.

               (e) The provisions of this Section 7.03 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the certificate of incorporation or bylaws of Company or any Company subsidiary, any contract or applicable law.

          SECTION 7.04 NO SHELF REGISTRATION. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

          SECTION 7.05 PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

          SECTION 7.06 NNM LISTING. Prior to the Effective Time, Parent shall file with the NNM a Notification Form for Listing of Additional Shares with respect to the Parent Common Stock issued or issuable in connection with the Merger and shall use its best efforts to have such Parent Common Stock approved for quotation on the NNM.

          SECTION 7.07 BLUE SKY. Parent shall use its best efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

          SECTION 7.08 COMPANY STOCK OPTIONS/REGISTRATION STATEMENTS ON FORM S-8. Parent shall reserve for issuance the number of shares of Parent Common Stock that will be issuable upon exercise of Company Stock Options assumed pursuant to Section 3.05 hereof. Within 10 business days after the Effective Time, Parent shall file with the SEC one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to Company Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding. The Company ESPP shall be terminated prior to the Effective Date. The board of directors of Parent shall adopt a resolution approving the acquisition by officers and directors of Company who shall become officers and directors of Parent at the Effective Time of Parent Common Stock in exchange for shares of Company Common Stock, and of options of Parent Common Stock upon conversion of Company Stock Options pursuant to Section 3.05 hereof, in each case pursuant to the transactions contemplated by this Agreement so that such acquisitions shall be exempt from the application of Section 16(b) of the Exchange Act, to the extent permitted thereunder.

          SECTION 7.09  EMPLOYEE BENEFIT MATTERS.

               (a)    From and after the Effective Time until the earlier of
(i) the first anniversary of the Effective Time or (ii) the date of the first annual renewal of each of such benefits after the Effective Time, Parent agrees to provide the employees of Company (the "COMPANY EMPLOYEES") who remain employed after the Effective Time (collectively, the "TRANSFERRED COMPANY EMPLOYEES") with substantially similar benefits as maintained by Company immediately prior to the Closing; PROVIDED, that this obligation shall not include the Company 401(k) Plan, the Company ESPP or Company Stock Plans. After such time, Parent shall provide the Transferred Company Employees with the types and levels of employee benefits maintained by Parent for similarly situated employees of Parent. Parent will treat, and cause its applicable benefit plans to treat, the service of Company Employees with Company or any Company Subsidiary as service rendered to Parent or any Affiliate of Parent for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, Parent shall not treat any Company Employee as a "new" employee for purposes of any exclusions under any health or similar plan of Parent for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result.

               (b) Following the Effective Time, Parent shall honor in accordance with their terms all individual employment, termination, severance, change in control, post-employment and other compensation agreements, arrangements and plans, which are between Company or any Company Subsidiary and any director, officer or employee thereof, and Parent will not challenge the validity of any obligation of Company or any Company Subsidiary under, any employment, severance, change in control, post-employment, consulting, supplemental retirement or such other compensation, contract or arrangement with any current or former director, officer or employee of Company.

               (c) Unless Parent consents otherwise in writing, Company shall take all action necessary to terminate, or cause to terminate, immediately before the Effective Time, any Company Benefit Plan that is a 401(k) plan. Notwithstanding anything to the contrary contained herein, Parent shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any Company Benefit Plan; provided; however, that Parent shall continue to maintain the Company Benefit Plans (other than stock based or incentive plans or 401(k) plans) until Company Employees are permitted to participate in the Parent's plans.

               (d) The provisions of Section 7.09 respecting the Parent's agreement to honor the contracts, arrangements, commitments and understandings referred to in Section 7.09(b) are intended to be for the benefit of and enforceable by the persons referred to therein or the parties to these agreements, respectively, and their heirs and representatives.

          SECTION 7.10 TAX OPINION. Parent and Company shall use their respective best efforts to obtain the tax opinion that satisfies the condition set forth in Section 8.01(g) and shall use their respective best efforts to provide such certificates regarding tax matters as shall be requested and which are customary in transactions of this type.

          SECTION 7.11 BOARD REPRESENTATION. Company shall be entitled to designate one individual to Parent's Board of Directors, who shall be appointed by Parent to serve from the Effective Time and until his successor shall be duly elected and qualified.

                                    ARTICLE VIII

                              CONDITIONS TO THE MERGER

          SECTION 8.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

               (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

               (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of Company in accordance with the DGCL and the Share Issuance shall have been approved by the required vote of the stockholders of Parent in accordance with the rules of the NNM;

               (c) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

               (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

               (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect;

               (f) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance; and

               (g) Parent shall have obtained an opinion from Parent's legal counsel in form and substance reasonably satisfactory to it, and Company shall have obtained an opinion from Company's legal counsel in form and substance reasonably satisfactory to it, substantially to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, under current law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a).

          SECTION 8.02 CONDITIONS TO THE OBLIGATIONS OF COMPANY. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

               (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to the foregoing effect;

               (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and

Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to that effect;

               (c) the board of directors of Parent shall not have resolved, amended or modified, in any adverse respect, its approval of the Share Issuance or its recommendation to Parents' stockholders described in Section 7.01(b) hereof; and

               (d) there shall have been no Parent Material Adverse Effect since the date of this Agreement.

          SECTION 8.03 CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

               (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to the foregoing effect;

               (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

               (c) there shall have been no Company Material Adverse Effect since the date of this Agreement;

               (d) the Rights Agreement shall have been terminated and all rights issued thereunder (whether or not exercisable) shall have terminated or been redeemed;

               (e) The board of directors of Company shall not have revoked, amended or modified, in any adverse respect, its approval of the Merger or its recommendation to Company's stockholders described in Section 7.01(b)(i); and

               (f) Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons listed on
Schedule 8.03(f) whose consent or approval may be required in connection with the Merger.

                                     ARTICLE IX

                         TERMINATION, AMENDMENT AND WAIVER

          SECTION 9.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

               (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

               (b) by either Parent or Company, if the Effective Time shall not have occurred on or before February 15, 2000; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

               (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

               (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of Company shall have recommended to the stockholders of Company a Company Competing Transaction or shall have resolved to do so, (iii) a Company Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have within fifteen (15) days of announcement (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Company Competing Transaction involving a tender offer or exchange offer by its stockholders), (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 15 business days of the first announcement or other public knowledge of such Competing Offer or (C) determined that such Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (ii) of Section 6.04(a), or (iv) the board of directors of Company resolves to take any of the actions described above;

               (e) by Parent or Company, if (i) this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof or (ii) the Share Issuance shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof;

               (f) by Parent, 10 days after receipt by Company of a written notice from Parent of a breach in any material respect of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 10 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(g); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

               (g) by Company, 10 days after receipt by Parent of a written notice from Company of a breach in any material respect of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 10 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.01(h); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; and

               (h) by Company, if the board of directors of Company shall have recommended to stockholders of Company a Company Competing Transaction or shall have resolved to do so.

          The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

          SECTION 9.02 EFFECT OF TERMINATION. Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

          SECTION 9.03 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company common stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 9.04 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 9.05  TERMINATION FEE; EXPENSES.

               (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

               (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d), (ii) Parent shall terminate this Agreement due to a Terminating Company Breach pursuant to Section 9.01(f) and such breach by Company is intentional, (iii) Parent shall terminate this Agreement pursuant to Section 9.01(e)(i) but only if a Company Competing Transaction shall have been announced or otherwise publicly known prior to the event giving rise to the termination pursuant to Section 9.01(e)(i), and within twelve (12) months of such termination, Company shall have consummated a Competing Company Transaction or (iv) Company shall have terminated this Agreement pursuant to Section 9.01(h), then, without limiting any other remedies available to Parent and Merger Sub, Company shall pay to Parent (the "COMPANY TERMINATION FEE") a sum equal to all of Parent's Expenses up to $500,000 plus $3.1 million. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.05(b) if Parent shall be in material breach of its obligations hereunder. Any Company Termination Fee shall be paid in same day funds within three Business Days of the date of termination.

               (c) In the event that Company shall terminate this Agreement due to a Terminating Parent Breach pursuant to Section 9.01(g) and such breach by Parent is intentional, then, without limiting any other remedies available to Company, Parent shall pay to Company (the "PARENT TERMINATION FEE") a sum equal to all of Company's Expenses up to $500,000 plus $3.1 million. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.05(c) if Company shall be in material breach of its obligations hereunder. Any Parent Termination Fee shall be paid in same day funds within three Business Days of the date of termination.

               (d) Parent and Company agree that the agreements contained in Sections 9.05(b) and 9.05(c) above are an integral part of the transaction contemplated by this Agreement. If Company fails to pay to Parent any fee due under Section 9.05(b), Company shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment. Similarly, if Parent fails to pay to Company any fee due under Section 9.05(c), Parent shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other action taken to collect payment.

                                     ARTICLE X

                                 GENERAL PROVISIONS

          SECTION 10.01 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 10.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

          (a)    if to Company:

          Xionics Document Technologies, Inc.
          70 Blanchard Road
          Burlington, MA  01803
          Attention:  Chief Executive Officer
          Telecopier:  (781) 229-7121

          with a copy to:

          Bingham Dana LLP
          150 Federal Street
          Boston, MA  02109
          Attention:  Neil Townsend, Esq.
          Telecopier:  (617) 951-8736

          (b)    if to Parent or Merger Sub:

          Oak Technology, Inc.
          139 Kifer Court
          Sunnyvale, CA  94086
          Attention:  General Counsel
          Telecopier: (408) 737-0888

          with a copy to:

          Brobeck, Phleger & Harrison LLP
          1633 Broadway, 47th Floor
          New York, NY 10019
          Attention:  Eric Simonson, Esq.
          Telecopier:  (212) 586-7878

          SECTION 10.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

          SECTION 10.04 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.03 and 7.09, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

          SECTION 10.05 INCORPORATION OF EXHIBITS. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Agreement and by applicable law.

          SECTION 10.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF DELAWARE.

          SECTION 10.07 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

          SECTION 10.08 HEADINGS; INTERPRETATION. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          SECTION 10.09 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 10.10 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                              [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              OAK TECHNOLOGY, INC.


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------


                              XIONICS DOCUMENT TECHNOLOGIES, INC.


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------


                              VERMONT ACQUISITION CORP.


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------


        [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]